Contact: Robert E. Rout

Senior Executive Vice

President, Chief Financial

Officer & Secretary

724-465-1487

TO BE RELEASED

4:00 p.m., Friday, January 21, 2005

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ: STBA) today announced earnings for the fourth quarter and the year ended December 31, 2004. Diluted earnings per share for the fourth quarter of

2004 increased 10 percent to $0.54 per share from $0.49 per share in the fourth quarter of 2003. Net income for the fourth quarter of 2004 also increased 10 percent to $14.6 million from $13.2 million in the comparable period one year ago.

For the year ended December 31, 2004, diluted earnings per share increased 5 percent to $2.03 from

$1.94 in 2003 and net income increased 5 percent to $54.4 million from $51.8 million in 2003. Return on average assets and return on average equity for 2004 were 1.83 percent and 16.07 percent,

respectively, compared to 1.81 percent and 16.23 percent in 2003.

James C. Miller, chairman and chief executive officer, commented, "I am very pleased with our 2004 performance and the continued progress we are making implementing our relationship banking strategies. All areas of the bank performed well this year, but particularly notable in our performance for 2004 is the success in commercial lending, core deposit growth and improved asset quality measurements."

- more -

S&T Bancorp

Announces Earnings

Earning assets have increased $93.8 million over the past 12 months, primarily driven by a

$208.4 million or 14 percent increase in commercial lending. Partially offsetting this growth was a

$21.6 million decline in consumer and residential mortgage loans, primarily as a result of lower origination volume and actively participating in the sale of residential mortgages into the secondary market. Investment securities declined $92.9 million during the same period as an asset liability management strategy to reduce borrowing levels, balance sheet leverage and the potential interest rate risks of a flattening yield curve. Deposits increased $214.0 million or 11 percent; demand, money market and savings deposits, particularly favorable sources of funding, increased $163.8 million or

14 percent over the same period through strategic initiatives and products such as free checking, on-line banking, corporate cash management and an inflation indexed savings product. Miller noted, "We are seeing continuing success in deepening retail and commercial customer relationships with other S&T financial services such as wealth management, insurance and cash management. The appointment of

Todd Brice to president of S&T in August 2004 has been helpful to the cross-referral and joint servicing initiatives among all of our product lines."

Net interest income, on a fully taxable equivalent basis, increased approximately $1.6 million or

6 percent for the quarter and $3.4 million or 3 percent for the 12 months of 2004 as compared to the same periods of 2003. Net interest margin on a fully taxable equivalent basis was 3.96 percent,

4.05 percent and 3.99 percent for the third quarter, fourth quarter and full year of 2004. For the same periods of 2003, the net margin was 3.87 percent, 4.02 percent and 4.04 percent, respectively.

- more -

S&T Bancorp

Announces Earnings

Noninterest income for the fourth quarter of 2004, excluding gains on the sale of investment securities,

increased $0.8 million or 11 percent, as compared to the same period last year, primarily due to a strong performance in wealth management, letter of credit fees and debit/credit card activities. Year to date noninterest income, excluding gains on the sale of investment securities, increased $0.7 million or

3 percent. Wealth management, insurance and cash management all had record performances for the full year, offset by reduced revenue of $0.5 million from mortgage banking activities.

Realized equity security gains for the fourth quarter and year to date 2004 were $1.1 million and

$5.4 million, respectively. Realized equity security gains for the fourth quarter and full year 2003 were

$5.0 million and $9.3 million. Included in realized equity security gains for the fourth quarter 2004 is a

$0.9 million gain on a position in common stock of a financial institution that was acquired by another financial institution in October 2004. Market value and unrealized gains in the equity securities portfolios at December 31, 2004 were $74.6 million and $27.7 million, respectively, as compared to

$72.6 million and $30.5 million at December 31, 2003.

Noninterest expense declined for the fourth quarter and full year 2004 by $2.0 million and $0.5 million,

respectively, as compared to the same periods of 2003. The primary factor in this reduction of noninterest expense relates to a $3.6 million prepayment penalty incurred in the fourth quarter of 2003 for early repayment of $89.0 million of long-term debt. The early repayment was an asset liability management strategy to reduce the interest rate risks associated with a flattening yield curve, and an ongoing shift of commercial loan customers to variable rate loans. At December 31, 2004, variable rate loans represented 57 percent of the commercial loan portfolio, compared to 53 percent at

December 31, 2003.

- more -

S&T Bancorp

Announces Earnings

Other noninterest expense increases in 2004 included higher medical plan costs and employee merit increases as a result of normal expansion of business activities and increased organizational size.

Included in the fourth quarter 2004 noninterest expense is a $0.5 million contribution to the S&T

Charitable Foundation. The efficiency ratio, which measures noninterest expense to core revenue, was

43 percent in the fourth quarter of 2004, as compared to 52 percent in the fourth quarter of 2003. The efficiency ratio for the year ended December 31, 2004 was 43 percent compared to 45 percent last year.

Asset quality measurements for 2004 were very good with nonperforming assets totaling $8.4 million or

0.28 percent of total assets at December 31, 2004 as compared to $18.7 million or 0.62 percent at

September 30, 2004 and $11.5 million or 0.40 percent at December 31, 2003. The decline in nonperforming assets is attributable to resolution of a $7.7 million hotel loan, auctioned in November

2004 that produced a recovery of $1.1 million. The allowance for loan losses was $34.3 million at

December 31, 2004 as compared to $31.5 million at December 31, 2003. The ratio of the allowance for loan losses compared to total loans is 1.50 percent at December 31, 2004 and December 31, 2003.

Net loan charge-offs for the full year 2004 were $1.6 million or 0.07 percent of average loans on an annualized basis compared to $6.0 million or 0.29 percent for 2003. Net loan recoveries for the fourth quarter of 2004 were $2.6 million or 0.46 percent of average loans on an annualized basis compared to net charge offs of $1.7 million or 0.33 percent for the fourth quarter of 2003. During the fourth quarter of 2004, two significant troubled commercial loan relationships were satisfactorily resolved, resulting in the recovery of $3.9 million of previously charged-off loans. The first relationship was the aforementioned $7.7 million hotel loan, auctioned in November 2004 that produced a recovery of

$1.1 million. The other was a commercial loan relationship, partially charged-off in November 2000,

which resulted in a $2.8 million recovery through the sale of collateral. No additional exposure remains for either of these loan relationships.

- more -

S&T Bancorp

Announces Earnings

In the fourth quarter of 2004, S&T recorded a negative provision for loan losses of $0.5 million as compared to a provision of $1.5 million in the fourth quarter of 2003. Year to date 2004, the provision for loan losses was $4.4 million as compared to $7.3 million for the year ended December 31, 2003.

The provision, which is based upon management's detailed quarterly analysis of the adequacy of the allowance for loan losses, is directionally consistent with the continuing improvement in asset quality.

Miller added, "Asset quality is a cardinal commitment at S&T, and we continue to be very aggressive in dealing with potential problem loans. This is especially important in dealing with potential problems in our commercial loan portfolio since these loans tend to be larger and, by their nature, may take longer to resolve."

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.27 per share on

December 20, 2004. The dividend is payable on January 25, 2005 to shareholders of record as of

December 31, 2004. This dividend represents a 4 percent increase over the $0.26 per share quarterly dividend declared a year ago and a 3 percent projected yield utilizing the December 31, 2004 closing market price of $37.69. The S&T Bancorp, Inc. Board of Directors also authorized a stock buyback program on December 20, 2004 for 2005 of one million shares, or approximately 4 percent of shares outstanding.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 50 offices within Allegheny, Armstrong,

Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.0 billion, S&T Bancorp, Inc. stock trades on the NASDAQ National Market System under the symbol STBA.

- more -

S&T Bancorp

Announces Earnings

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements.

Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for

S&T Bancorp, Inc. and subsidiaries.

S&T Bancorp, Inc.										Page 1 of 3
Consolidated Selected Financial Data
December 31, 2004
(Dollars in thousands except per share data)

	2003				2004
	March	June	September	December	March	June	September	December	December	December
For the period:	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	2004	2003

Interest Income	$39,318	$38,722	$36,909	$36,511	$35,596	$36,239	$37,728	$39,075	$148,638	$151,460
Interest Expense	12,924	12,380	11,439	10,323	9,506	9,548	10,549	11,287	40,890	47,066
Net Interest Income	26,394	26,342	25,470	26,188	26,090	26,691	27,179	27,788	107,748	104,394
Taxable Equivalent Adjustment	999	829	915	930	920	924	927	936	3,706	3,674
Net Interest Income (FTE)	27,393	27,171	26,385	27,118	27,010	27,615	28,106	28,724	111,454	108,068

Provision For Loan Losses	2,400	1,900	1,500	1,500	1,500	1,900	1,500	(500)	4,400	7,300
Net Interest Income
After Provisions (FTE)	24,993	25,271	24,885	25,618	25,510	25,715	26,606	29,224	107,054	100,768

Security Gains, Net	1,005	1,206	1,099	4,748	1,520	1,708	1,144	972	5,344	8,058

Service Charges and Fees	2,192	2,268	2,335	2,457	2,232	2,359	2,316	2,476	9,383	9,252
Wealth Management	1,295	1,429	1,326	1,360	1,517	1,525	1,471	1,688	6,201	5,410
Insurance	1,059	1,017	1,071	1,130	1,076	1,115	1,219	1,148	4,558	4,277
Other	2,162	1,645	3,426	1,974	2,048	2,474	1,814	2,380	8,716	9,207

Total Other Income	6,708	6,359	8,158	6,921	6,873	7,473	6,820	7,692	28,858	28,146

Salaries and Employee Benefits	7,581	7,649	8,100	8,215	8,292	8,006	8,438	8,109	32,845	31,545
Occupancy and Equip. Expense, Net	1,837	1,754	1,556	1,660	1,720	1,710	1,752	1,900	7,082	6,807
Data Processing Expense	822	811	956	877	999	975	956	1,036	3,966	3,466
FDIC Expense	81	76	76	72	73	74	72	70	289	305
Other	3,861	3,698	4,011	6,965	3,653	4,047	3,680	4,630	16,009	18,535

Total Other Expense	14,182	13,988	14,699	17,789	14,737	14,812	14,898	15,745	60,191	60,658

Income Before Taxes	18,524	18,848	19,443	19,498	19,166	20,084	19,672	22,143	81,065	76,314
Taxable Equivalent Adjustment	999	829	915	930	920	924	927	936	3,706	3,674
Applicable Income Taxes	4,987	5,243	5,251	5,382	5,290	5,588	5,468	6,655	23,001	20,863

Net Income	$12,538	$12,776	$13,277	$13,186	$12,956	$13,572	$13,277	$14,552	$54,358	$51,777

Per Common Share Data:

Shares Outstanding at End of Period	26,323,013	26,383,419	26,483,219	26,652,411	26,619,399	26,261,769	26,513,869	26,600,395	26,600,395	26,652,411
Average Shares Outstanding - Diluted	26,722,098	26,613,859	26,711,496	26,846,050	26,950,542	26,644,177	26,709,616	26,896,777	26,799,451	26,723,434
Net Income - Diluted	$0.47	$0.48	$0.50	$0.49	$0.48	$0.51	$0.50	$0.54	$2.03	$1.94
Dividends Declared	$0.25	$0.25	$0.26	$0.26	$0.26	$0.27	$0.27	$0.27	$1.07	$1.02
Book Value	$11.56	$12.10	$12.12	$12.48	$12.74	$12.25	$12.77	$13.12	$13.12	$12.48
Market Value	$25.57	$27.44	$28.50	$29.80	$30.06	$31.98	$35.71	$37.69	$37.69	$29.80

S&T Bancorp, Inc.								Page 2 of 3
Consolidated Selected Financial Data
December 31, 2004
(Dollars in thousands)

	2003				2004
	March	June	September	December	March	June	September	December
Asset Quality Data	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q

Nonaccrual Loans and Nonperforming Loans	$10,828	$8,557	$9,656	$9,120	$12,465	$13,514	$15,895	$6,309
Assets acquired through foreclosure
or repossession	2,362	2,327	2,420	2,363	2,287	521	2,822	2,119
Nonperforming Assets	13,190	10,884	12,076	11,483	14,752	14,035	18,717	8,428
Allowance for Loan Losses	29,837	31,483	31,714	31,478	32,658	32,792	32,127	34,262
Nonperforming Loans / Loans	0.53%	0.42%	0.47%	0.43%	0.57%	0.60%	0.69%	0.28%
Allowance for Loan Losses / Loans	1.47%	1.55%	1.54%	1.50%	1.50%	1.46%	1.40%	1.50%
Allowance for Loan Losses /
Nonperforming Loans	276%	368%	328%	345%	262%	243%	202%	543%
Net Loan Charge-offs (Recoveries)	2,701	254	1,269	1,736	320	1,765	2,166	(2,635)
Net Loan Charge-offs (Recoveries) (annualized)/
Average Loans	0.55%	0.05%	0.25%	0.33%	0.06%	0.32%	0.38%	-0.46%

Balance Sheet (Period-End)

Assets	$2,855,658	$2,915,039	$2,858,678	$2,900,272	$2,956,404	$3,006,203	$3,009,776	$2,989,034
Earning Assets	2,665,433	2,721,743	2,681,074	2,711,702	2,776,693	2,823,231	2,829,035	2,805,522
Securities	641,206	688,315	625,872	611,083	592,761	576,612	536,783	518,171
Loans, Gross	2,024,227	2,033,428	2,055,202	2,100,620	2,183,931	2,246,619	2,292,253	2,287,351
Total Deposits	1,947,249	1,927,035	1,937,201	1,962,253	1,977,330	1,976,340	2,079,182	2,176,263
Non-Interest Bearing Deposits	344,010	354,701	371,413	382,364	382,110	376,471	416,748	415,812
NOW, Money Market & Savings	781,690	786,225	778,985	766,031	756,965	742,582	772,783	896,395
CD's $100,000 and over	167,170	148,200	147,697	162,925	176,512	187,574	197,347	192,761
Other Time Deposits	654,380	637,909	639,106	650,933	661,743	669,713	692,304	671,295
Short-term borrowings	302,680	339,930	327,824	432,020	463,000	542,598	456,684	323,384
Long-term Debt	242,191	267,195	217,192	116,891	116,890	116,894	86,328	86,303
Shareholder's Equity	304,312	319,342	320,936	332,718	339,095	321,625	338,575	349,129

Balance Sheet (Daily Averages)

Assets	$2,823,664	$2,850,083	$2,888,415	$2,854,065	$2,908,794	$2,979,134	$3,002,225	$3,000,134
Earning Assets	2,644,725	2,669,664	2,702,768	2,678,336	2,732,315	2,798,943	2,821,311	2,818,925
Securities	636,110	646,589	658,505	616,146	597,845	583,192	555,568	530,547
Loans, Gross	2,008,616	2,023,006	2,044,174	2,062,191	2,134,470	2,215,751	2,264,843	2,285,101
Deposits	1,916,768	1,921,525	1,927,257	1,925,773	1,955,025	1,982,751	2,040,251	2,116,041
Shareholder's Equity	310,165	316,613	320,116	328,821	341,835	330,474	333,545	347,105

S&T Bancorp, Inc.										Page 3 of 3
Consolidated Selected Financial Data
December 31, 2004
(Dollars in thousands except per share data)

	2003				2004
	March	June	September	December	March	June	September	December	December	December
Profitability Ratios (annualized)	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	2004	2003

Return on Average Assets	1.80%	1.80%	1.82%	1.83%	1.79%	1.83%	1.76%	1.93%	1.83%	1.81%
Return on Average Shareholder's Equity	16.39%	16.18%	16.46%	15.91%	15.24%	16.52%	15.84%	16.68%	16.07%	16.23%
Yield on Earning Assets (FTE)	6.20%	5.96%	5.57%	5.56%	5.39%	5.35%	5.46%	5.66%	5.47%	5.82%
Cost of Interest Bearing Funds	2.49%	2.35%	2.14%	1.95%	1.79%	1.74%	1.90%	2.06%	1.87%	2.23%
Net Interest Margin (FTE)(4)	4.20%	4.08%	3.87%	4.02%	3.98%	3.97%	3.96%	4.05%	3.99%	4.04%
Efficiency Ratio (FTE)(1)	41.59%	41.72%	42.55%	52.26%	43.49%	42.22%	42.66%	43.24%	42.90%	44.53%

Capitalization Ratios

Dividends Paid to Net Income	53.01%	51.65%	49.68%	52.22%	53.48%	51.06%	53.34%	49.20%
Shareholder's Equity to Assets (Period End)	10.66%	10.95%	11.23%	11.47%	11.47%	10.70%	11.25%	11.68%
Leverage Ratio (2)	8.13%	8.50%	8.67%	9.16%	9.15%	8.80%	9.15%	9.40%
Risk Based Capital - Tier I (3)	9.90%	10.11%	10.46%	10.56%	10.55%	10.10%	10.44%	10.83%
Risk Based Capital - Tier II (3)	11.56%	11.90%	12.25%	12.39%	12.31%	11.78%	12.13%	12.57%

Definitions:
(1) Recurring non-interest expense divided by recurring non-interest income, not including security gains plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter to date average earning assets.